UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 13, 2011

ENVIRONMENTAL CONTROL CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-120682	20-3626387
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Kenmount Road, St. John’s, Newfoundland, A1B 3N7
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (888) 669-3588

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 13, 2011, Albert E. Hickman, a director, president and chief executive officer of our company passed away.  Mr. Hickman was elected a director and an officer on September 22, 2006.

Concurrently with Mr. Hickman’s passing, we appointed Gary Bishop, our chief financial officer and director, as interim chief executive officer and chairman to our company’s board of directors, to fill the ensuing vacancy.

Also on June 13, 2011, we decreased the number of directors on our board of directors to four (4).

Gary Bishop

Mr. Bishop was appointed as our chief financial officer and director on September 22, 2006.  He is currently the Vice-President, Finance and Chief Financial Officer of the Hickman Group of Companies.

Mr. Bishop is a Chartered Accountant who graduated from Memorial University in St. John’s, Newfoundland, Canada with a Bachelor of Commerce degree and a Masters of Business Administration degree.  He has served on the Board of Directors for a number of private corporations as well as been the Chairman of the Board of The Credit Bureau of St. John’s Limited.

Our board of directors now consists of Gary Bishop, Nils Rodeblad, Michael J. Mugford and Edward P. Noonan.  There have been no transactions between our company and Mr. Bishop since the company’s last fiscal year which would be required to be reported herein.  There are no family relationships among our directors or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIRONMENTAL CONTROL CORP.

/s/ Gary Bishop
Gary Bishop
Interim CEO, CFO and Director

Date: June 27, 2011